Exhibit 10.12

July 1, 2007

Varolii Corporation

821 2nd Avenue

Suite 1000, 10th Floor

Seattle, WA 98104

Termination of Employment Agreement

To Whom It May Concern:

Effective as of July 1, 2007, in connection with the termination of my service as the Chief Financial Officer of Varolii Corporation and my transition to part-time employment status, this letter hereby confirms the termination of my Employment Agreement with Varolii Corporation, dated as of June 1, 2006.

Sincerely,

/s/ Don Schlosser
Don Schlosser

Acknowledged and Agreed:

/s/ Jeffry Shelby
Jeffry Shelby
Vice President and General Counsel